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                                                                       EXHIBIT I


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-72086 of The Talbots, Inc. on Form S-8 of our report, dated June 23, 2000, appearing in this Annual Report on Form 11-K of The Talbots, Inc. Retirement Savings Voluntary Plan for the year ended December 31, 1999.

/s/ Deloitte & Touche

Boston, Massachusetts
June 27, 2000

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